Exhibit 99.1
Rapid Micro Biosystems Reports Second Quarter 2025 Financial Results
•Reports second quarter 2025 total revenue of $7.3 million, representing 10% growth compared to the second quarter of 2024.
◦Second quarter 2025 recurring revenue increased 15% compared to the second quarter of 2024.
•Reports second quarter gross margin of 4%, representing a seven-percentage point improvement compared to the second quarter of 2024.
•Enters into five-year, $45 million term loan facility with $20 million funded at close.
•Reaffirms full-year 2025 total revenue guidance of at least $32.0 million.

Lexington, MA, August 12, 2025 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the second quarter ended June 30, 2025.
"Our second quarter results reflect broad-based, consistent execution across the business," said Robert Spignesi, President and CEO. "Total revenue increased 10%, driven by an 18% increase in Service revenue. Product revenue increased by 6%, led by mid-teens growth in consumables. With continued strong customer interest in Growth Direct and meaningful progress across our broader business, we are reiterating our full-year 2025 revenue guidance."
"In addition, this morning we announced a new five-year, $45 million term loan facility, with $20 million funded upfront with highly favorable terms, including no financial or liquidity covenants," continued Spignesi. "This facility significantly strengthens our financial position and reinforces our ability to achieve positive cash flow. Our strategic priorities remain unchanged, and this capital supports our continued focus on delivering significant long-term revenue growth, gross margin expansion and shareholder value."
Second Quarter Financial Results
Total revenue for the second quarter of 2025 increased 10% to $7.3 million compared to $6.6 million in the second quarter of 2024. The Company placed four new Growth Direct® systems and completed the validation of two customer systems compared to five placements and five validations in the second quarter of 2024. Product revenue increased by 6% to $4.8 million, compared to $4.5 million in the second quarter of 2024. Service revenue increased by 18% to $2.5 million, compared to $2.1 million in the second quarter of 2024. Recurring revenue increased by 15% to $4.4 million, compared to $3.8 million in the second quarter of 2024.
Total cost of revenue was $7.0 million in the second quarter of 2025, an increase of 3% compared to $6.8 million in the second quarter of 2024. Gross margin was positive 4%, or positive $0.3 million, compared to negative 3%, or negative $0.2 million in the second quarter of 2024.
Total operating expenses decreased by 6% to $12.4 million in the second quarter of 2025, compared to $13.2 million in the second quarter of 2024. General and administrative expenses increased 4%, research and development expenses decreased by 14%, and sales and marketing expenses decreased by 14%, in each case compared to the second quarter of 2024.
Net loss for the second quarter of 2025 was $11.9 million, compared to $12.6 million in the second quarter of 2024. Net loss per share for the second quarter of 2025 was $0.27, compared to $0.29 in the second quarter of 2024.
Cash, cash equivalents, short-term investments, and restricted cash were approximately $32 million as of June 30, 2025.
2025 Outlook
The Company is reaffirming its full year 2025 total revenue guidance of at least $32.0 million.

Loan Facility
In a separate release issued today, the Company announced that it has entered into a five-year, $45 million term loan facility with Trinity Capital Inc. The Company received $20 million at close through the first tranche and has access to two additional tranches totaling $20 million, subject to the achievement of certain commercial and operational milestones. A fourth tranche of $5 million is available at the lender's discretion.
For additional details regarding this facility, please refer to the related press release at https://investors.rapidmicrobio.com/news-and-events/news-releases.
Webcast Details
The Company will host a conference call before the market opens today, August 12, 2025, at 8:30 a.m. ET to discuss its second quarter 2025 financial results. The live call is accessible on the Company’s website at investors.rapidmicrobio.com and will be archived and available for replay for one year.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered in Lexington, Massachusetts and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly known as Twitter) at @rapidmicrobio or on LinkedIn.

Rapid Micro Biosystems intends to use the Investor Relations page of its website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor its website in addition to following press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, presentations and webcasts.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s guidance, including with respect to full year 2025 total revenue and number of Growth Direct placements; the Company's goal of achieving cash flow breakeven; the Company's newly-announced debt facility; the Company’s ability to reduce product costs, and improve manufacturing efficiency and service productivity; and the Company's ability to advance its priorities of accelerating Growth Direct system placements, improving gross margins and innovating new products.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to risks related to, the Company's ability to achieve positive cash flow; the Company's ability to achieve its business objectives; the Company's significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operations; the impact of the Company's existing and any future indebtedness on its ability to operate its business; the Company’s ability to access any future tranches under its debt facility and to comply with all of its obligations thereunder, the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; the Company's ability to improve the gross margins of its products and services; risks related to third-parties; the Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; risks associated with macroeconomic events and uncertainty, including with respect to tariff and trade policy in the U.S. and abroad, as well as activity in the Company's industry and in the general economy; and the other important factors outlined under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.
Investor Contact
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media Contact
media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Product revenue	$4,802	$4,537	$8,903	$8,250
Service revenue	2,460	2,081	5,564	3,979
Total revenue	7,262	6,618	14,467	12,229
Costs and operating expenses:
Cost of product revenue	5,315	4,917	10,344	10,090
Cost of service revenue	1,672	1,890	3,444	3,851
Research and development	3,230	3,744	6,854	7,586
Sales and marketing	3,114	3,627	5,865	6,908
General and administrative	6,079	5,818	11,769	11,445
Total costs and operating expenses	19,410	19,996	38,276	39,880
Loss from operations	(12,148)	(13,378)	(23,809)	(27,651)
Other income (expense):
Interest income, net	351	838	817	1,821
Other expense, net	(50)	(23)	(111)	(52)
Total other income, net	301	815	706	1,769
Loss before income taxes	(11,847)	(12,563)	(23,103)	(25,882)
Income tax expense	11	15	18	18
Net loss	$(11,858)	$(12,578)	(23,121)	(25,900)
Net loss per share — basic and diluted	$(0.27)	$(0.29)	$(0.52)	$(0.60)
Weighted average common shares outstanding — basic and diluted	44,648,602	43,616,501	44,321,566	43,431,170

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$18,333	$16,911
Short-term investments	12,922	33,821
Accounts receivable	6,048	7,519
Inventory	20,560	20,200
Prepaid expenses and other current assets	2,283	2,466
Total current assets	60,146	80,917
Property and equipment, net	10,205	11,193
Right-of-use assets, net	4,640	5,163
Other long-term assets	311	531
Restricted cash	284	365
Total assets	$75,586	$98,169
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,334	$2,535
Accrued expenses and other current liabilities	5,678	7,217
Deferred revenue	6,136	6,599
Lease liabilities, short-term	1,255	1,214
Total current liabilities	16,403	17,565
Lease liabilities, long-term	4,324	4,954
Other long-term liabilities	314	298
Total liabilities	21,041	22,817
Total stockholders’ equity	54,545	75,352
Total liabilities and stockholders’ equity	$75,586	$98,169

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Cash, Cash Equivalents and Investments
(in thousands)

	June 30, 2025	December 31, 2024
Cash and cash equivalents	$18,333	$16,911
Short-term investments	12,922	33,821
Cash, cash equivalents and investments	$31,255	$50,732